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                                                                    Exhibit 9.15


                           Nicholas-Applegate Mutual Funds
                                  600 West Broadway
                         30th Floor
                             San Diego, California  92101

________________, 1997

State Street Bank and Trust Company
225 Franklin Street
Boston, MA  02110

Ladies and Gentlemen:

         Reference is made to the Transfer Agency and Service Agreement between us dated as of April 1, 1993 (the "Agreement").

         Pursuant to Section 10.01 of the Agreement, we wish to add the following Portfolios to the Agreement:

    Nicholas-Applegate Large Cap Growth Portfolio A
    Nicholas-Applegate Large Cap Growth Portfolio B
    Nicholas-Applegate Large Cap Growth Portfolio C
    Nicholas-Applegate Large Cap Growth Qualified Portfolio

         Please indicate your acceptance of this addition by signing the letter below and returning a copy to us. Thank you for your assistance regarding this matter.


Sincerely,


E. Blake Moore, Jr.
Secretary

APPOINTMENT ACCEPTED:

STATE STREET BANK AND TRUST COMPANY


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